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                                                                   Exhibit 10.16

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
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                               TABLE OF CONTENTS

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1.       ACCOUNTING AND OTHER TERMS...............................................................................1

2.       LOAN AND TERMS OF PAYMENT................................................................................1
         2.1      Credit Extensions...............................................................................1
         2.2      Overadvances....................................................................................3
         2.3      Interest Rate, Payments.........................................................................3
         2.4      Fees............................................................................................4

3.       CONDITIONS OF LOANS......................................................................................4
         3.1      Conditions Precedent to Initial Credit Extension................................................4
         3.2      Conditions Precedent to all Credit Extensions...................................................4

4.       CREATION OF SECURITY INTEREST............................................................................4
         4.1      Grant of Security Interest......................................................................4

5.       REPRESENTATIONS AND WARRANTIES...........................................................................4
         5.1      Due Organization and Authorization..............................................................4
         5.2      Collateral......................................................................................5
         5.3      Litigation......................................................................................5
         5.4      No Material Adverse Change in Financial Statements..............................................5
         5.5      Solvency........................................................................................5
         5.6      Regulatory Compliance...........................................................................5
         5.7      Subsidiaries....................................................................................5
         5.8      Full Disclosure.................................................................................5

6.       AFFIRMATIVE COVENANTS....................................................................................6
         6.1      Government Compliance...........................................................................6
         6.2      Financial Statements, Reports, Certificates.....................................................6
         6.3      Taxes...........................................................................................6
         6.4      Insurance.......................................................................................6
         6.5      Primary Accounts................................................................................7
         6.6      Financial Covenants.............................................................................7
         6.7      Further Assurances..............................................................................7

7.       NEGATIVE COVENANTS.......................................................................................7
         7.1      Dispositions....................................................................................7
         7.2      Changes in Business, Ownership, Management or Business Locations................................7
         7.3      Mergers or Acquisitions.........................................................................8
         7.4      Indebtedness....................................................................................8
         7.5      Encumbrance.....................................................................................8
         7.6      Distributions; Investments......................................................................8
         7.7      Transactions with Affiliates....................................................................8
         7.8      Subordinated Debt...............................................................................8
         7.9      Compliance......................................................................................8

8.       EVENTS OF DEFAULT........................................................................................8
         8.1      Payment Default.................................................................................9
         8.2      Covenant Default................................................................................9
         8.3      Material Adverse Change.........................................................................9
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                                TABLE OF CONTENTS
                                   (continued)
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         8.4      Attachment......................................................................................9
         8.5      Insolvency......................................................................................9
         8.6      Other Agreements................................................................................9
         8.7      Judgments.......................................................................................9
         8.8      Misrepresentations.............................................................................10

9.       BANK'S RIGHTS AND REMEDIES..............................................................................10
         9.1      Rights and Remedies............................................................................10
         9.2      Power of Attorney..............................................................................10
         9.3      Bank Expenses..................................................................................10
         9.4      Bank's Liability for Collateral................................................................11
         9.5      Remedies Cumulative............................................................................11
         9.6      Demand Waiver..................................................................................11

10.      NOTICES.................................................................................................11

11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER..............................................................11

12.      GENERAL PROVISIONS......................................................................................11
         12.1     Successors and Assigns.........................................................................11
         12.2     Indemnification................................................................................12
         12.3     Time of Essence................................................................................12
         12.4     Severability of Provision......................................................................12
         12.5     Amendments in Writing, Integration.............................................................12
         12.6     Counterparts...................................................................................12
         12.7     Survival.......................................................................................12
         12.8     Confidentiality................................................................................12
         12.9     Effect of Amendment and Restatement............................................................12

13.      DEFINITIONS.............................................................................................13
         13.1     Definitions....................................................................................13
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                                      -ii-
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         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated December
24, 1997, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman
Drive, Santa Clara, CA 95054 and HARMONIC LIGHTWAVES, INC. ("Borrower"), whose address is 549 Baltic Way, Sunnyvale, California 94089.

                                    RECITALS

         A. Bank and Borrower are parties to that certain Business Loan Agreement and Promissory Note each dated August 26, 1993, as amended (collectively, the "Original Agreement").

         B. Borrower and Bank desire in this Agreement to set forth their agreement with respect to a working capital loan and to amend and restate in its entirety without novation the Original Agreement in accordance with the provisions herein.

                                    AGREEMENT

         The parties agree as follows:

1.       ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2.       LOAN AND TERMS OF PAYMENT

2.1      CREDIT EXTENSIONS.

         Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as set forth below in this Section 2.

2.1.1    REVOLVING ADVANCES.

         (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the amount of all outstanding letters of credit (including drawn but unreimbursed letters of credit), and minus (iii) the Foreign Exchange Reserve. Advances may be repaid and reborrowed during the term of this Agreement.

         (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit A. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to reliance.

         (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances and other amounts due under this Agreement are immediately payable.

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2.1.2    LETTERS OF CREDIT.

         Bank will issue or have issued letters of credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances minus the Foreign Exchange Reserve; however, the face amount of outstanding letters of credit (including drawn but unreimbursed letters of credit and any Letter of Credit Reserve) may not exceed $4,000,000. Each letter of credit will have an expiration date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank.

2.1.3    FOREIGN EXCHANGE CONTRACT; FOREIGN EXCHANGE SETTLEMENTS.

         Borrower may enter foreign exchange contracts (the "Exchange Contracts") not exceeding an aggregate amount of $4,000,000 (the "Contract Limit"), under which Bank will sell to or purchase from Borrower foreign currency on a spot or future basis. Borrower may not request any Exchange Contracts if it is out of compliance with any provision of this Agreement. Exchange Contracts must provide for delivery of settlement on or before the Revolving Maturity Date. The amount available under the Committed Revolving Line is reduced by the following (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days after the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts.

         Bank may terminate the Exchange Contracts if (a) an Event of Default has occurred and is continuing or (b) there is not sufficient availability under the Committed Revolving Line and Borrower does not have available funds in its deposit account for the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, Borrower will reimburse Bank for all fees, costs and expenses in connection with the Exchange Contracts.

         Borrower may not permit the total of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $4,000,000 (the "Settlement Limit") nor may Borrower permit the total of all Exchange Contracts outstanding at any one time, to exceed the Contract Limit. However, the amount which may be settled in any 2 business day period may be increased above the Settlement Limit up to, but not above the Contract Limit if:

         (i) there is sufficient availability under the Committed Revolving Line in the amount of the Foreign Exchange Reserve for each Determination Date, provided that Bank in advance shall reserve the full amount of the Foreign Exchange Reserve against the Committed Revolving Line; or

         (ii) there is insufficient availability under the Committed Revolving Line for settlements within any 2 business day period, but Bank: (A) verifies good funds overseas before crediting Borrower's deposit account (if Borrower sells foreign currency); or (B) debits Borrower's deposit account before delivering foreign currency overseas (if Borrower purchases foreign currency).

         If Borrower purchases foreign currency, Borrower in advance must instruct Bank either to treat the settlement as an advance under the Committed Revolving Line, or to debit Borrower's account for the amount settled.

         Borrower will execute all Bank's standard applications and agreements in connection with the Exchange Contracts which are consistent with the terms of this Agreement and pay all Bank's standard fees and charges.

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2.1.4    EQUIPMENT ADVANCES.

         (a) Through December 23, 1998 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Committed Equipment Line. The Equipment Advances may only be used to finance Equipment purchased on or after 90 days before the date of this Agreement and may not exceed one hundred percent (100%) of the equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software and used Equipment may constitute up to 25% of the Committed Equipment Line. Each Equipment Advance must be for a minimum of $50,000. Notwithstanding the foregoing, $500,000 under the Committed Equipment Line shall be available to finance the purchase of Foreign Equipment. No invoice will be required for such purpose.

         (b) Interest accrues from the date of each Equipment Advance at the rate in Section 2.3((a)) and is payable monthly until the Equipment Availability End Date occurs. Equipment Advances outstanding on June 23, 1998 (the "First Term Date"), are payable in 36 equal monthly installments of principal, plus accrued interest, beginning on July 23, 1998 and all subsequent payments of principal plus interest are due on the same day of each month after that. Additionally, Equipment Advances outstanding on the Equipment Availability End Date (the "Second Term Date") are payable in 36 equal monthly installments of principal plus accrued interest, beginning on the twenty-third (23rd) day of the month following the Equipment Availability End Date. The final payment for all Equipment Advances will be due on December 23, 2001 (the "Equipment Loan Maturity Date"). Equipment Advances when repaid may not be reborrowed.

         (c) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

2.2      OVERADVANCES.

         If Borrower's Obligations under Section 2.1.1, 2.1.2 and 2.1.3.exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

2.3      INTEREST RATE, PAYMENTS.

         (a) Interest Rate. (1) Advances accrue interest on the outstanding principal balance at a per annum rate equal to (i) the Prime Rate or (ii) 2 percentage points above the LIBOR Rate as described in Exhibit D; and (2) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate equal to 0.5 percentage points above the Prime Rate. At the First Term Date and the Second Term Date, Borrower may elect a fixed rate on the then outstanding Equipment Advances equal to the Treasury Rate then in effect. If Borrower elects such fixed rate option, the Prepayment Fee will apply. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

         (b) Payments. Interest due on the Committed Revolving Line is payable on the 23rd day of each month. Interest due on the Equipment Advances is payable on the 23rd day of each month. Bank may debit any of Borrower's deposit accounts including Account Number _____________________________ for principal and interest payments or any amounts Borrower owes Bank under this Agreement or any other Loan Document. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

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2.4      FEES.

         Borrower will pay:

         (a) Facility Fee. A fully earned, non-refundable Facility Fee of $18,000 for the Committed Revolving Line and $10,000 for the Committed Equipment Line due on the Closing Date; and

         (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date of this Agreement, are payable when due.

3.       CONDITIONS OF LOANS

3.1      CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2      CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

         Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

         (a) timely receipt of any Payment/Advance Form; and

         (b) the representations and warranties in Section must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section remain true.

         (c) As a condition to each Equipment Advance, Borrower will deliver to Bank an executed UCC Financing Statement against the Equipment purchased from proceeds of such Equipment Advance and any and all other documentation required to perfect Bank's interest in the Collateral.

4.       CREATION OF SECURITY INTEREST

4.1      GRANT OF SECURITY INTEREST.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations under Section
2.1.4 entitled "Equipment Advances" and performance of each of Borrower's duties under the Loan Documents. Subject to Permitted Liens, any security interest will be a first priority security interest in the Collateral. Borrower will execute any and all documents, including UCC Financing Statements, to perfect Bank's interest in the Collateral.

5.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

5.1      DUE ORGANIZATION AND AUTHORIZATION.

         Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

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         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2      COLLATERAL.

         Borrower has good title to the Collateral, free of Liens, except Permitted Liens.

5.3      LITIGATION.

         Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4      NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

         All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5      SOLVENCY.

         The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6      REGULATORY COMPLIANCE.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7      SUBSIDIARIES.

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8      FULL DISCLOSURE.

         No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements misleading (it being recognized by Bank that the projections

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and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).



6.       AFFIRMATIVE COVENANTS

         Borrower will do all of the following:

6.1      GOVERNMENT COMPLIANCE.

         Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

         (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 45 days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank requests.

         (b) Within 45 days after the last day of each quarter, Borrower will deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit B.

         (c) At such times as the aggregate outstanding Advances under the Committed Revolving Line exceed $5,000,000, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable, within 20 days after the last day of each month.

         (d) Bank has the right to audit Borrower's Accounts at Borrower's expense, but the audits will be conducted no more often than every six months unless an Event of Default has occurred and is continuing.

6.3      TAXES.

         Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.4      INSURANCE.

         Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank reasonably requests. Insurance policies will be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any casualty policy will, at Borrower's option if no Event of Default has occurred and is continuing, be payable to Borrower to replace the property subject to the claim.

If an Event of Default has occurred and is continuing, then at Bank's option, proceeds will be payable to Bank on account of the Obligations.

6.5      PRIMARY ACCOUNTS.

         Borrower will maintain its primary depository and operating accounts with Bank.

6.6      FINANCIAL COVENANTS.

         Borrower will maintain as of the last day of each quarter:

         (i) DEBT/TANGIBLE NET WORTH RATIO. A ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than
0.75 to 1.00.

         (ii) TANGIBLE NET WORTH. A Tangible Net Worth of at least $48,000,000 plus 75% of quarterly profits (excluding losses) beginning October 1, 1997 plus 100% of net new equity.

         (iii) QUICK RATIO. A ratio of Quick Assets to Current Liabilities of at least 2.00 to 1.00.

         (iv) PROFITABILITY. Borrower will be profitable each quarter, except that Borrower may suffer a one quarterly loss in each fiscal year not to exceed $500,000, provided, however that Bank shall allow a loss of greater than $500,000 for the fiscal quarter ending March 31, 1998 as a result of Borrower's acquisition of New Media Communications, Ltd.

         (v) DEBT SERVICE COVERAGE. A ratio of net income plus depreciation, amortization and interest expense, less unfunded capital expenditures, divided by interest expense and scheduled principal payments, all calculated on a quarterly basis, of at least 1.50 to 1.00.

6.7      FURTHER ASSURANCES.

         Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.       NEGATIVE COVENANTS

         Borrower will not do any of the following:

7.1      DISPOSITIONS.

         Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, or (iii) of worn-out or obsolete Equipment, and (iv) other Transfers which in the aggregate do not exceed $100,000 in any fiscal year.

7.2      CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

         Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its ownership of greater than 40%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.3      MERGERS OR ACQUISITIONS.

         Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except if no Event of Default has occurred and is continuing or would exist after giving effect to the action (i) transactions that do not in the aggregate exceed $10,000,000 with a maximum of $5,000,000 in cash allowed to be used for such transactions, or (ii) a Subsidiary may merge or consolidate into another Subsidiary or into Borrower. Notwithstanding the terms and conditions contained in this Section, Bank consents to Borrower's acquisition of New Media Communications, Ltd.

7.4      INDEBTEDNESS.

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5      ENCUMBRANCE.

         Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein subject only to Permitted Liens.

7.6      DISTRIBUTIONS; INVESTMENTS.

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7      TRANSACTIONS WITH AFFILIATES.

         Directly or indirectly enter or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8      SUBORDINATED DEBT.

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9      COMPLIANCE.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.       EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1      PAYMENT DEFAULT.

         If Borrower fails to pay any of the Obligations;

8.2      COVENANT DEFAULT.

         If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3      MATERIAL ADVERSE CHANGE.

         (i) If there occurs a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance or (ii) if the Bank determines, based upon information available to it and in the exercise of its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants set forth in Section during the next succeeding financial reporting period.

8.4      ATTACHMENT.

         If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5      INSOLVENCY.

         If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6      OTHER AGREEMENTS.

         If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000;

8.7      JUDGMENTS.

         If a money judgment(s) in the aggregate of at least $100,000 is rendered against Borrower and is unsatisfied and unstayed for 30 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8      MISREPRESENTATIONS.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9.       BANK'S RIGHTS AND REMEDIES

9.1      RIGHTS AND REMEDIES.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section occurs all Obligations are immediately due and payable without any action by Bank);

         (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

         (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

         (g) Dispose of the Collateral according to the Code.

9.2      POWER OF ATTORNEY.

         Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) make, settle, and adjust all claims under Borrower's insurance policies; and (ii) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3      BANK EXPENSES.

         If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section , and take any action under the policies Bank reasonably deems prudent. Any reasonable amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.4      BANK'S LIABILITY FOR COLLATERAL.

         If Bank complies with reasonable banking practices and section 9-207 of the Code it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person.
Borrower bears all risk of loss, damage or destruction of the Collateral.

9.5      REMEDIES CUMULATIVE.

         Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.6      DEMAND WAIVER.

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.      NOTICES

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

12.1     SUCCESSORS AND ASSIGNS.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2     INDEMNIFICATION.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3     TIME OF ESSENCE.

         Time is of the essence for the performance of all obligations in this Agreement.

12.4     SEVERABILITY OF PROVISION.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5     AMENDMENTS IN WRITING, INTEGRATION.

         All amendments to this Agreement must be in writing. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7     SURVIVAL.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8     CONFIDENTIALITY.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9     EFFECT OF AMENDMENT AND RESTATEMENT.

         This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All credit extensions or loans outstanding under the Original Agreement are and shall continue to be outstanding under this Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

13.      DEFINITIONS

13.1     DEFINITIONS.

         In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "ADVANCE" or "ADVANCES" is a loan advance under the Committed Revolving Line.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all reasonable audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BORROWING BASE" means, when Advances exceed $5,000,000, then (i) 80% of Eligible Accounts plus (ii) 80% of Pre-Approved Eligible Foreign Accounts plus (iii) 100% of Eligible Foreign Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CAPITALIZED PRODUCT DEVELOPMENT COSTS" are all costs associated with the development of Borrower's product, including, but not limited to software, that are not recorded as an expense and have been classified as an asset account.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the California Uniform Commercial Code.

         "COLLATERAL" is the Equipment purchased by Borrower, excluding Foreign Equipment, from Equipment Advance proceeds.

         "COMMITTED EQUIPMENT LINE" is a Credit Extension of up to $3,000,000.

         "COMMITTED REVOLVING LINE" is a Credit Extension of up to $12,000,000.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "CREDIT EXTENSION" is each Advance, Equipment Advance, letter of credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

         "CURRENT LIABILITIES" is, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

         "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower 30 days prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

         (a) Accounts that the account debtor has not paid within 90 days of invoice date;

         (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

         (c) Credit balances over 90 days from invoice date;

         (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

         (e) Accounts for which the account debtor does not have its principal place of business in the United States (other than Eligible Foreign Accounts and Pre-Approved Eligible Foreign Accounts);

         (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

         (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

         (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

         (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

         (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

         (k) Accounts for which Bank reasonably determines collection to be doubtful.

         "ELIGIBLE FOREIGN ACCOUNTS" are Accounts for which the account debtor does not have its principal place of business in the United States but are supported by letter(s) of credit acceptable to Bank.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, software, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "EQUIPMENT ADVANCE" is defined in Section 2.1.4.

         "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.4.

         "EQUIPMENT MATURITY DATE" is defined in Section 2.1.4.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "EXCHANGE CONTRACT" is defined in Section 2.1.3.

         "FOREIGN EQUIPMENT" is (i) Equipment used for Borrower's foreign subsidiaries' purposes and (ii) is not a part of Borrower's Collateral. Equipment Advances to purchase Foreign Equipment shall be under the Committed Equipment Line.

         "GAAP" is generally accepted accounting principles.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LIBOR" is defined in Exhibit "D".

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and Exchange Contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "ORIGINAL AGREEMENT" has the meaning set forth in recital paragraph A.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c) Subordinated Debt;

         (d) Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

         (e) Indebtedness secured by Permitted Liens.

         (f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

         (g) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time; and

         (h) Extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

         "PERMITTED INVESTMENTS" are:

         (a) Investments shown on the Schedule and existing on the Closing Date;

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, and (iv) any Investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy (any such amendment thereto) has been approved by Bank;

         (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (d) Investments accepted in connection with Transfers permitted by
Section 7.1;

         (e) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed 10% of Tangible Net Worth;

         (f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

         (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

         (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

         (i) Deposit accounts of Borrower in which Bank has a Lien prior to any other lien; and

         (j) Other Investments not otherwise permitted by Section 7.7 not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

         (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor, licensor or under any lease or license;

         (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

         (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.7;

         (g) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business securing obligations that are not yet delinquent or are being contested in good faith and for which appropriate reserves have been made in accordance with GAAP;

         (h) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Change;

         (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; and

         (j) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRE-APPROVED ELIGIBLE FOREIGN ACCOUNTS" are Accounts for which the account debtor does not have its principal place of business in the United States but are pre-approved, in writing, by Bank on a case by case basis.

         "PREPAYMENT FEE" is a fee on any portion of the Obligations with a fixed interest rate (the "Fixed Obligations") paid before the payment due date. "Base Interest Rate" means Bank's initial cost of funding the Fixed Obligations. The Prepayment Fee is calculated as follows: First, Bank determines a "Current Market Rate" based on what the Bank would receive if it loaned the amount on the prepayment date in a wholesale funding market matching maturity, principal amount and principal and interest payment dates (the aggregate payments received are the "Current Market Rate Amount"). Bank may select any wholesale funding market rate as the Current Market Rate. Second, Bank will take the prepayment amount and calculate the present value of each principal and interest payment which, without prepayment, the Bank would have received during the term of the Fixed Obligations using the Base Interest Rate. The sum of the present value calculations is the "Mark to Market Amount." Third, the Bank will subtract the Mark to Market Amount from the Current Market Rate Amount. Any amount greater than zero is the Prepayment Fee.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of 12 months or less determined according to GAAP.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

         "REVOLVING MATURITY DATE" is December 23, 1998.

         "SCHEDULE" is any attached schedule of exceptions.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

         "TREASURY RATE" is the Treasury Yield Percentage plus 350 basis points. Treasury Yield Percentage is the average weekly yield (of the week ending figures) in the most recent Federal Reserve Statistical Release on actively traded U.S. Treasury obligations of similar maturity to the principal being repaid or if a Statistical Release is not published, the arithmetic average (to the nearest .01%) of the per annum yields to maturity for each Business Day during the week (ending at least two Business Days before the determination is made) of all actively traded marketable United States Treasury fixed interest rate securities with a constant maturity of, or not more than 30 days longer or shorter than the average life of the principal and interest payments that are being prepaid (excluding securities that can be surrendered at face value to pay Federal estate tax, or which provide for tax benefits to the holder).

BORROWER:

HARMONIC LIGHTWAVES, INC.

By: /s/ ROBIN N. DICKSON
    --------------------------------

Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By: /s/ JENNIFER FRYHOFF
   ---------------------------------

Title: /s/ Assistant Vice President
       -----------------------------

                                    EXHIBIT A

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION        DATE:______________________________

FAX#:  (408) 496-2426                       TIME:______________________________

FROM:  Harmonic Lightwaves, Inc.
     __________________________________________________________________________
                             CLIENT NAME (BORROWER)

REQUESTED BY:__________________________________________________________________
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:__________________________________________________________

PHONE NUMBER:__________________________________________________________________

FROM ACCOUNT # ________________________        TO ACCOUNT #____________________

REQUESTED TRANSACTION TYPE                  REQUESTED DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)                $__________________________________
PRINCIPAL PAYMENT (ONLY)                    $__________________________________
INTEREST PAYMENT (ONLY)                     $__________________________________
PRINCIPAL AND INTEREST (PAYMENT)            $__________________________________

OTHER INSTRUCTIONS:___________________________________________________________
_______________________________________________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


________________________________________        _______________________________
       Authorized Requester                           Phone #

________________________________________        _______________________________
       Received By (Bank)                             Phone #


                         ______________________________
                           Authorized Signature (Bank)

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

TO:               SILICON VALLEY BANK
                  3003 Tasman Drive
                  Santa Clara, CA 95054

FROM:             HARMONIC LIGHTWAVES, INC.

         The undersigned authorized officer of Harmonic Lightwaves, Inc. certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

   REPORTING COVENANT                           REQUIRED                                                        COMPLIES
   Quarterly financial statements + CC          Quarterly within 45 days                                        Yes    No
   10-Q, 10-K and 8-K                           Within 5 days after filing with SEC                             Yes    No
   A/R, A/P Agings + BBC                        Monthly within 20 days*                                         Yes    No
   *Only when outstanding balance under Committed Revolving Line is greater than $5,000,000

   FINANCIAL COVENANT                           REQUIRED                                         ACTUAL         COMPLIES
   Maintain on a QUARTERLY Basis:
     Minimum Quick Ratio                        2.00:1.00                                        _____:1.00     Yes      No
     Minimum Debt Service                       1.50:1.00                                        _____:1.00     Yes      No
     Minimum Tangible Net Worth                 $48,000,000**                                    $________      Yes      No
     Maximum Debt/Tangible Net Worth            0.75:1.00                                        _____:1.00     Yes      No
     **plus 75% of quarterly profits (excluding losses) beginning October 1, 1997 plus 100% of net new equity.

    Profitability:                              Quarterly                                        $_________     Yes      No

                      Losses not to exceed:     $500,000 for one fiscal quarter in a                            Yes      No
                                                fiscal year, provided, however that
                                                Bank shall allow a loss of greater than
                                                $500,000 for the fiscal quarter ending
                                                March 31, 1998 as a result of Borrower's
                                                acquisition of New Media Communications,
                                                Ltd.

   Maintain on a Quarterly Basis

     Minimum Debt Service Coverage***            1.50:1.00                                       _____:1.00     Yes       No
     ***For calculation purposes Debt Service Coverage is net income plus depreciation, amortization and interest expense, less unfunded capital expenditures, divided by interest expense and scheduled principal payments, all calculated on a quarterly basis.

BANK USE ONLY

Received by:___________________________________________________________________
                                AUTHORIZED SIGNER

Date:__________________________________________________________________________

Verified:______________________________________________________________________
                                AUTHORIZED SIGNER

Date:__________________________________________________________________________

Compliance Status:                        Yes     No

COMMENTS REGARDING EXCEPTIONS:  See Attached.

Sincerely,

Harmonic Lightwaves, Inc.

_______________________________________________________________________________
SIGNATURE

_______________________________________________________________________________
TITLE

_______________________________________________________________________________
DATE

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

Borrower: HARMONIC LIGHTWAVES, INC.         Lender: SILICON VALLEY BANK
                                                    3003 Tasman Drive
                                                    Santa Clara, CA  95054

Commitment Amount:         $12,000,000

ACCOUNTS RECEIVABLE

1.                Accounts Receivable Book Value as of ______                              $_________
2.                Additions (please explain on reverse)                                    $_________
3.                TOTAL ACCOUNTS RECEIVABLE                                                $_________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4.                Amounts over 90 days due                                    $________
5.                Balance of 50% over 90 day accounts                         $________
6.                Credit Balances over 90 day                                 $________
7.                Concentration Limits                                        $________
8.                Foreign Accounts                                            $________
9.                Governmental Accounts                                       $________
10.               Contra Accounts                                             $________
11.               Promotion or Demo Accounts                                  $________
12                Intercompany/Employee Accounts                              $________
13.               Other (please explain on reverse)                           $________
14.               TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                      $_________
15.               Eligible Accounts (#3 minus #14)                                          $_________
16.               LOAN VALUE OF ACCOUNTS (80% of #15)                                       $_________

PRE-APPROVED FOREIGN ACCOUNTS RECEIVABLE DEDUCTIONS

17.               Accounts Receivable Book Value as of _____                  $________
18.               Additions (please explain on reverse)                       $________
19.               TOTAL FOREIGN ACCOUNTS RECEIVABLE                                         $_________
                  a.       Amounts over 90 days due                           $________
                  b.       Balance of 50% over 90 day accounts                $________
                  c.       Concentration Limits                               $________
                  d.       Governmental Accounts                              $________
                  e.       Contra Accounts                                    $________
                  f.       Promotion of Demo Accounts                         $________
                  g.       Intercompany/Employee Accounts                     $________
                  h.       Other (please explain on reverse)                  $________
20.               TOTAL FOREIGN ACCOUNTS RECEIVABLE

                  DEDUCTIONS                                                  $________
21.               Eligible Accounts (#19 minus #20)                                         $_________
22.               LOAN VALUE OF FOREIGN ACCOUNTS (80% OF #21)                               $_________

LC BACKED FOREIGN ACCOUNTS

23.               Total LC Backed Foreign Accounts                            $________
24.               LOAN VALUE OF LC BACKED FOREIGN
                  ACCOUNTS (100% OF #23)                                      $________

BALANCES

25.               Maximum Loan Amount                                         $________
26.               Total Funds Available

                  [Lesser of #25 or (#16 plus #22 plus #24)]                  $________
27.               Present balance owing on Line of Credit                     $________
28.               Outstanding under Sublimits (LC or FX)                      $________
29.               RESERVE POSITION (#26 minus #27 and #28)                    $________


The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS

                                                         BANK USE ONLY

                                            REC'D BY:__________________________
                                                          AUTH. SIGNER

                                             DATE:_____________________________

                                           VERIFIED:___________________________
                                                          AUTH. SIGNER

                                             DATE:_____________________________

HARMONIC LIGHTWAVES, INC.

BY:____________________________________
                  AUTHORIZED SIGNER

                                    EXHIBIT D

      LIBOR SUPPLEMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This LIBOR Supplement to Amended and Restated Loan and Security Agreement (the "Supplement") is a supplement to the Amended and Restated Loan and Security Agreement, dated December 24, 1997 (the "Loan Agreement"), between Silicon Valley Bank ("Bank" and sometimes referred to as "Lender") and Harmonic Lightwaves, Inc. ("Borrower"), and forms a part of and is incorporated into the Loan Agreement.

         1.       Definitions

         "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

         "Interest Period" means for each LIBOR Rate Loan, a period of approximately one, two or three months as the Borrower may elect, provided that the last day of an Interest Period for a LIBOR Rate Loan shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the applicable Maturity Date.

         "Interest Rate" shall mean as to :(a) Prime Rate Loans, a rate equal to the Prime Rate; (b) LIBOR Rate Loans, a rate of 2.00% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

         "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Loan, the rate of interest per annum determined by Bank to be the per annum rate of interest as which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Loan.

         "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

         "LIBOR Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

         "Prime Rate" means the variable rate of interest per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank. The interest rate applicable to the Prime Rate Loans shall change on each date there is a change in the Prime Rate.

         "Prime Rate Loans" means any Loans made or a portion thereof on which Interest is payable based on the Prime Rate in accordance with the terms hereof.

         "Regulatory Change" means, with respect to Bank, any change on or after the date of this Loan Agreement in the United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having a force of law) by any court or government or monetary authority charged with the interpretation or administration thereof.

         "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency Liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

         2. Requests for Loans; Confirmation of Initial Loans: Each LIBOR Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (Santa Clara, California time) on the Business Day three (3) Business days prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day; the amount of such Loan, the Interest Period for such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

         Each written request for a LIBOR Rate Loan shall be in the form of a LIBOR Rate Loan Borrowing Certificate as set forth on the LIBOR Rate Loan Borrowing Certificate, which shall be duly executed by the Borrower.

         Each Prime Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 3:00 p.m. (Santa Clara, California time) on the Business Day on which such Loan is to be made. Each such notice shall specify the date such Loan is to be made, day shall be a Business Day and the amount of such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

         3. Conversion/Continuation of Loans.

         (a) Borrower may from time to time submit in writing a request that Prime Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Loans which will constitute LIBOR Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Each written request for a conversion to a LIBOR Rate Loan or a continuation of a LIBOR Rate Loan shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on LIBOR Rate Conversion/Continuation Certificate, which shall be duly executed by the Borrower. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be provided that:

         (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

         (ii) no party thereto shall have sent any notice of termination of this Supplement or of the Loan Agreement;

         (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Loans;

         (iv) the amount of a LIBOR Rate Loan shall be $500,000.00 or such greater amount which is an integral multiple of $50,000; and

         (v) Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Loan.

         Any request by Borrower to convert Prime Rate Loans to LIBOR Rate Loans or continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Loans.

         (b) Any LIBOR Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Loans at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Loans shall, at Bank's option, convert to Prime Rate Loans in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Supplement or the Loan Agreement shall terminate, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to LIBOR Rate Loans, or the aggregate principal amount of existing LIBOR Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding or (B) the Loans then available to Borrower hereunder. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrower's loan account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

         (c) On all Loans, Interest shall be payable by Borrower to Bank monthly in arrears not later than the twenty-third (23rd) day of each calendar month at the applicable Interest Rate.

         4. Additional Requirements/Provisions Regarding LIBOR Rate Loans; Etc.

         (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

         (b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Loans relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

                  (i) changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Loans (other than changes with affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

                  (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Loans or any deposits referred to in the definition of "LIBOR Base Rate"); or

                  (iii) imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the date of the Loan Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this
Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

         (c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a Loan on the date for such borrowing specified in the relevant notice of borrowing hereunder.

         (d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change herein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) or any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

         (e) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Loans for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Loan, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Loans. If it shall become unlawful for Bank to continue to fund or maintain any Loans, or to perform its obligations hereunder, upon demand by Bank, Borrower shall repay the Loans in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 4(a)).

                      LIBOR RATE LOAN BORROWING CERTIFICATE

         The undersigned hereby certifies as follows:

         I, __________________________, am the duly elected and acting
_____________________ of Harmonic Lightwaves, Inc. ("Borrower").

         This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement together with the Amended and Restated Loan and Security Agreement, dated December 24, 1997 ("Loan Agreement"), between Borrower and Silicon Valley Bank ("Bank"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

         Borrower hereby requests on _______________, 19__, a LIBOR Rate Loan (the "Loan") as follows:

                  (a) The date on which the Loan is to be made is _____________, 19__.

                  (b) The amount of the Loan is to be ______________ ($_____________), for an Interest Period of ________ month(s).

         All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

         IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of this _______ day of ____________, 19__.

                                            HARMONIC LIGHTWAVES, INC.

                                            By:________________________________

                                            Title:_____________________________

FOR INTERNAL BANK USE ONLY

-------------------------------------------------------------------------------------------------------
LIBOR Pricing Date            LIBOR Rate                    LIBOR Rate Variance          Maturity Date
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

                 LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

         The undersigned hereby certifies as follows:

         I, ________________________, am the duly elected and acting ___________________ of Harmonic Lightwaves, Inc. ("Borrower").

         This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement together with the Amended and Restated Loan and Security Agreement, dated December 24, 1997 ("Loan Agreement"), between Borrower and Silicon Valley Bank ("Bank"). The terms used in this LIBOR Rate
Conversion/Continuation Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

         Borrower hereby requests on _____________, 19__ a LIBOR Rate Loan (the "Loan") as follows:

         (a) ______ (i) A rate conversion of an existing Prime Rate Loan from a Prime Rate Loan to a LIBOR Rate Loan; or

         _______ (ii) A continuation of an existing LIBOR Rate Loan as a LIBOR Rate Loan;

         [Check (i) or (ii) above]

         (b) The date on which the Loan is to be made is _______, 19__.

         (c) The amount of the Loan is to be ________________ ($____________),
for an Interest Period of ______________ month(s).

         All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

         IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this _______ day or _______, 19__.

                                            HARMONIC LIGHTWAVES, INC.

                                            By:________________________________

                                            Title:_____________________________

FOR INTERNAL BANK USE ONLY

-------------------------------------------------------------------------------------------------------
LIBOR Pricing Date            LIBOR Rate                    LIBOR Rate Variance          Maturity Date
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

                     DISBURSEMENT REQUEST AND AUTHORIZATION

Borrower: Harmonic Lightwaves, Inc.            Bank:   Silicon Valley Bank

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $12,000,000 and a Variable Rate, Equipment Line of Credit of a principal amount of up to $3,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short term working capital and purchase of equipment.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                                          Revolving Line    Equipment Line
                                                                          --------------    --------------
                  Amount paid to Borrower directly:                         $___________     $____________
                  Undisbursed Funds                                         $___________     $____________

                  Principal                                                  $12,000,000        $3,000,000


CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

         Prepaid Finance Charges Paid in Cash:                                                   $__________
                  $28,000 Loan Fee
                  $_____ Accounts Receivables Audit

         Other Charges Paid in Cash:                                                             $__________
                  $100     UCC Filing Fees

                  $TBD     Outside Counsel Fees and Expenses (Estimate)

         Total Charges Paid in Cash                                                              $__________


AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered __________________ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF DECEMBER 24, 1997.

BORROWER:

Harmonic Lightwaves, Inc.


____________________________________
Authorized Officer

                         AGREEMENT TO PROVIDE INSURANCE

GRANTOR: Harmonic Lightwaves, Inc.         BANK:    Silicon Valley Bank

         INSURANCE REQUIREMENTS. Harmonic Lightwaves, Inc. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

       Collateral:      All Inventory, Equipment and Fixtures.
       Type:            All risks, including fire, theft and liability.
       Amount:          Full insurable value.

       Basis:           Replacement value.

       Endorsements:    Loss payable clause to Bank with stipulation that
                        coverage will not be canceled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

         INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

         FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of December 24, 1997, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

         AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

         GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED DECEMBER 24, 1997.

GRANTOR:

Harmonic Lightwaves, Inc.

x_____________________________
Authorized Officer

                                FOR BANK USE ONLY

                             INSURANCE VERIFICATION

DATE:__________________________                       PHONE:___________________
AGENT'S NAME:__________________________________________________________________
INSURANCE COMPANY:_____________________________________________________________
POLICY NUMBER:_________________________________________________________________
EFFECTIVE DATES:_______________________________________________________________
COMMENTS:______________________________________________________________________

[SILICON VALLEY BANK LOGO]

                               SILICON VALLEY BANK

                       PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:        HARMONIC LIGHTWAVES, INC.

LOAN OFFICER:    PETER KIDDER

DATE:            DECEMBER 24, 1997

                 REVOLVING LOAN FEE                           $18,000.00
                 EQUIPMENT LINE LOAN FEE                       10,000.00
                 CREDIT REPORT                                     35.00

                 TOTAL FEE DUE                                $28,035.00

PLEASE INDICATE THE METHOD OF PAYMENT:

         {   }   A CHECK FOR THE TOTAL AMOUNT IS ATTACHED.

         {   }   DEBIT DDA # __________________ FOR THE TOTAL AMOUNT.

         {   }   LOAN PROCEEDS

BORROWER:

BY:________________________________________________
     (AUTHORIZED SIGNER)


___________________________________________________
SILICON VALLEY BANK                  (DATE)
ACCOUNT OFFICER'S SIGNATURE

                         CORPORATE BORROWING RESOLUTION

BORROWER: HARMONIC LIGHTWAVES, INC.      BANK:  SILICON VALLEY BANK
          549 BALTIC WAY                        3003 TASMAN DRIVE
          SUNNYVALE, CA 94089                   SANTA CLARA, CA 95054-1191

I, THE UNDERSIGNED SECRETARY OR ASSISTANT SECRETARY OF HARMONIC LIGHTWAVES, INC. ("BORROWER"), HEREBY CERTIFY that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:

NAMES                    POSITIONS                   ACTUAL SIGNATURES
-----                    ---------                   -----------------
______________________   __________________________  __________________________

______________________   __________________________  __________________________

______________________   __________________________  __________________________

______________________   __________________________  __________________________


acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

         BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

         EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the loan documents of Borrower, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

         GRANT SECURITY. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank.

         NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

         LETTERS OF CREDIT. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

         FOREIGN EXCHANGE CONTRACTS. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

         ISSUE WARRANTS. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate.

         FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Borrower and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Borrower; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on December 24, 1997 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X ______________________________________________
   *Secretary or Assistant Secretary

X ______________________________________________

*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.